UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2023

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2023, Mullen Automotive, Inc. (the “Company”) agreed to issue a non-convertible secured promissory note (the “Note”) that does not include any stock, warrants or other securities (the “Debt Agreement”). The Note, which does not include any conversion rights, will provide additional capital for the Company’s manufacturing operations. Pursuant to the Debt Agreement, the Company will issue a Note that will have an aggregate principal amount of $50,000,000, for a total purchase price of $32,000,000, or an original issue discount of $18,000,000. The issuance of the non-convertible Note contemplated by the Debt Agreement will occur on the later of: (i) January 1, 2024 or (ii) the first day on which the Nasdaq Stock Market is open for trading on which all conditions to closing of both parties under the Debt Agreement have been satisfied. The Debt Agreement contains customary representations, warranties and covenants.

The Note will bear interest at a rate of 10% per annum (which interest rate is increased to 18% per annum immediately after the occurrence and continuance of an Event of Default (as defined in the Note) and it will have a maturity date set as the date that is three months from its date of issuance. The Company's repayment obligations under the Note may be accelerated, at the holder’s election, upon the occurrence of certain customary events of default. In the event of a default and acceleration of the Company's obligations, the Company would be required to pay the principal amount of the Note, plus all accrued and unpaid interest, plus all other amounts, costs, or expenses due under the Note.

The Note contains customary representations, warranties and covenants including among other things and subject to certain exceptions, covenants that restrict the Company from incurring additional indebtedness other than certain Permitted Indebtedness (as defined in the Note), creating or permitting liens on assets other than certain Permitted Liens (as defined in the Note), repurchasing or otherwise acquiring more than a de minimis number of its Common Stock or equivalents thereof, repaying outstanding indebtedness, and entering into transactions with affiliates. Further, the Note provides that following the consummation of any financing, the Company shall prepay the outstanding principal amount of the Note from the net amount of proceeds raised in such financing.

The foregoing descriptions of the terms of the Debt Agreement, the Note and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Debt Agreement and form of Note, which are included as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated December 18, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: December 22, 2023	By:	/s/ David Michery
David Michery
Chief Executive Officer